                                 SCIOS NOVA INC.
                        Computation of Net Loss Per Share

                       (Calculated in accordance with the
                            guidelines of item 601 of
                          Regulation S-K.  The effect of
                            stock options on loss per
                            share is anti-dilutive).


                                                                    Year Ended December 31,
                                                              1994              1993             1992
                                                              ----              ----             ----
PRIMARY:
          Average common shares outstanding               $35,219,442       $34,768,195       $22,915,336
          Net effect of dilutive stock options -
              based on treasury stock method                  292,341           486,855           928,240
                                                         -------------     -------------    --------------
          Average common and common equivalent
              shares outstanding                           35,511,783        35,255,050        23,843,576
                                                         -------------     -------------    --------------
                                                         -------------     -------------    --------------

Net loss                                                 $(27,961,000)     $(36,579,000)    $(131,946,000)
                                                         -------------     -------------    --------------
                                                         -------------     -------------    --------------

Net loss per share                                        $       (.79)     $      (1.04)    $       (5.53)
                                                         -------------     -------------    --------------
                                                         -------------     -------------    --------------


FULLY DILUTED:
          Average common shares outstanding                35,219,442        34,768,195        22,915,336
          Net effect of dilutive stock options -
              based on treasury stock method                  291,847         1,291,326           925,577
                                                         -------------     -------------    --------------
          Average common and common equivalent -
              shares outstanding                           35,511,289        36,059,521        23,840,913
                                                         -------------     -------------    --------------
                                                         -------------     -------------    --------------

Net loss                                                 $ 27,961,000      $(36,579,000)    $(131,946,000)
                                                         -------------     -------------    --------------
                                                         -------------     -------------    --------------

Net loss per share                                       $       (.79)     $      (1.01)     $      (5.53)
                                                         -------------     -------------    --------------
                                                         -------------     -------------    --------------



                 See notes to consolidated financial statements

                                  Exhibit 11.1